UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2007

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2007 UTEK Corporation (the “Company”) entered into a three-year employment agreement, effective November 29, 2007, with the Company’s Chief Financial Officer, Ms. Carole R. Wright. Under the terms of the employment agreement, Ms. Wright will receive an annual base salary of $170,000 for the first year; $185,000 for the second year and $200,000 for the final year. In addition to her base salary, UTEK shall provide:

•	Discretionary bonuses payable to the Employee as determined by the compensation committee of the board of directors.

•	Employee may participate in all benefit plans provided by UTEK.

•

In the event of a “change of control” and the Employee’s position is eliminated or in the event the employee is terminated by the Company, other than for cause, the Employee shall be entitled to a $100,000 severance package.

In consideration of the benefits provided under the employment agreement, Ms. Wright has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, to not compete with the Company.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

Exhibit No.	Description
10.1	Employment Agreement dated November 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2007	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer